                                     FILED
                              IN THE OFFICE OF THE
                           SECRETARY OF STATE OF THE
                                STATE OF NEVADA

                                  OCT 14 1994
                        CHERYL A. LAU SECRETARY OF STATE



                            ARTICLES OF INCORPORATION
                                       OF
                                    IAC, Inc



          KNOW ALL MEN BY THESE PRESENTS:

         That we the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada and we do hereby certify:

          I.      The name of this corporation is IAC, Inc.

          II.     The resident agent of said corporation shall be

                  Pacific Stock Transfer Company
                  7631 Bermuda Road
                  Las Vegas, Nevada 89123

                  and other such offices as may be determined by the By-Laws, in and out of the State of Nevada.


          III. The corporation may engage in any lawful activity authorized by the State of Nevada.


          IV. The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (2). The number of Directors of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws of the corporation, without the necessity of amending these Articles of Incorporation.


          V. The name and address of the Director and Incorporator signing these Articles of Incorporation is:

                  Michael Wener, D.P.M.
                  909 Hyde Street
                  Suite 210
                  San Francisco, CA 94109

          VI.     This corporation shall have perpetual existence.

          VII. The capital stock shall be and remain non-assessable. The corporation shall be authorized to issue two classes of capital stock, namely Class A and Class B. Both classes of stock shall be equal in every respect except that Class B shall non-voting. The corporation is authorized to issue TWENTY MILLION (20,000,000) shares of Class A and FIVE MILLION (5,000,000) shares of Class B. Each class will have a par value of 1 Mil ($.001) per share.

          VIII. In accordance with Section 78.037 of the Nevada Business Corporation Code, the Directors and Officers of this corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a Director or Officer, so long as the Acts did not involve intentional misconduct, fraud, or a knowing violation of law.


 IN WITNESS WHEREOF, I have set my hand this 11 day of October, 1994.

/s/ Michael Wener
----------------------
Michael Wener, D.P.M.



STATE OF                            )
                                    )SS
COUNTY OF                           )

On this ___ day of ___ 1994, before me, a notary public in and for said County and State, personally appeared Michael Wener, known to me to be the person whose name is subscribed to in the foregoing instrument, and he duly acknowledged to me that he executed the same for the purpose therein mentioned. IN WITNESS WHEREOF, I have set my hand by official seal in said County and State, the day and year in this Certificate first written above.



______________________
Notary Public

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California
         ------------------

County of Marin
          -----------------

On 10/11/94 before me,                  Maria Lenny Pineda
   --------           ----------------------------------------------------------
   Date                Name, Title of Officer - E.G. Jane Doe, Notary Public

personally appeared     Michael Wener
                   -------------------------------------------------------------
                                     NAME(S) OF SIGNER(S)

/ / personally known to me - OR - /X/ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s)
                                      is subscribed to the within instrument
                                      and acknowledged to me that he
       MARIA LENNY PINEDA             executed the same in his
         COMM. #1025416               authorized capacity(ies), and that by
   NOTARY PUBLIC CALIFORNIA           his signature(s) on the
          MARIN COUNTY                instrument the persons(s), or the entity
My Comm. Expires May 6, 1998          upon behalf of which the person(s) acted,
                                      executed the instrument.

                                      WITNESS my hand and official seal.

                                                Maria Lenny Pineda
                                      ------------------------------------------
                                                SIGNATURE OF NOTARY

=================================== OPTIONAL ==================================

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

    CAPACITY CLAIMED BY SIGNER              DESCRIPTION OF ATTACHED DOCUMENT
/X/ INDIVIDUAL
/ / CORPORATE OFFICER
                                               Articles of Incorporation
---------------------------------------     ------------------------------------
              TITLE(S)                          TITLE OR TYPE OF DOCUMENT

/ / PARTNERS     / / LIMITED
                 / / GENERAL                                2
/ / ATTORNEY-IN-FACT                        ------------------------------------
/ / TRUSTEE(S)                                       NUMBER OF PAGES
/ / GUARDIAN/CONSERVATOR
/ / OTHER                                               10-11-94
         ------------------------------     ------------------------------------
                                                     DATE OF DOCUMENT
---------------------------------------

---------------------------------------

SIGNER IS REPRESENTING:                                   NONE
NAME OF PERSON(S) OR ENTITY(IES)            ------------------------------------
                                              SIGNER(S) OTHER THAN NAMED ABOVE
---------------------------------------

---------------------------------------

                                     AMENDED
                            ARTICLES OF INCORPORATION
                                       OF
                                    IAC, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That we the undersigned, having voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada, do hereby amend the Articles of Incorporation of IAC, Inc., filed October 14, 1994, in the following respect, and no others:

     Article VII of the original Articles of Incorporation of IAC, Inc,, filed October 14, 1994, is deleted in its entirety, and the following substituted in its stead:

VII. The Stock shall be and remain non-assessable. The total authorized capitalization of the corporation shall be and is the sum of 25,000,000 shares of common stock with a par value of $.001, said stock to carry full voting power and the shares to be issued fully paid at such time as the Board of Directors may designate. The Company is authorized to issue 5,000,000 shares of preferred stock. The Board of Directors may authorize additional issues of preferred stock or convertible preferred stock as it may deem advisable.

     In all other respects, the Articles of Incorporation of IAC, Inc. filed on October 14, 1994, remain in full force and effect.

     IN WITNESS WHEREOF, I have set my hand this 8th day of November, 1995.

/s/ Michael Wener
---------------------------------
Michael Wener, D.P.M., President

STATE OF CALIFORNIA                    )
                                       )SS
COUNTY OF MARIN                        )

On this     day of November, 1995, before me, a notary public in and for said
County and State, personally appeared Michael Wener, known to me to be the person whose name is subscribed to in the foregoing instrument, and he duly acknowledged to me that he executed the same for the purpose therein mentioned.

IN WITNESS WHEREOF, I have set my hand by official seal in said County and State, the day and year in this Certificate first written above.

_________________________________
Notary Public

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California
         ------------------

County of Marin
          -----------------

On 10/11/95 before me,                  Maria Lenny Pineda
   --------           ----------------------------------------------------------
   Date                Name and Title of Officer (E.G. Jane Doe, Notary Public)

personally appeared     Michael Wener
                   -------------------------------------------------------------
                                     NAME(S) OF SIGNER(S)

/ / personally known to me - OR - /X/ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s)
                                      is subscribed to the within instrument
                                      and acknowledged to me that he
       MARIA LENNY PINEDA             executed the same in his
         COMM. #1025416               authorized capacity(ies), and that by
   NOTARY PUBLIC CALIFORNIA           his signature(s) on the
          MARIN COUNTY                instrument the persons(s), or the entity
MY Comm. Expires May 6, 1998          upon behalf of which the person(s) acted,
                                      executed the instrument.

                                      WITNESS my hand and official seal.

                                                Maria Lenny Pineda
                                      ------------------------------------------
                                            SIGNATURE OF NOTARY PUBLIC

=================================== OPTIONAL ==================================

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:  Amended Articles of Incorportion
                          ------------------------------------------------------

Document Date:   Nov. 08 - 1995                        Number of Pages    /
              -----------------------------------------               ----------

Signer(s) Other Than Named Above:
                                 -----------------------------------------------

Capacity(ies) Claimed by Signer(s)

Signer's Name:  Michael Wener                                        Signer's Name:
              -------------------------                                            -------------------------
/X/ Individual                                                       / / Individual
/ / Corporate Officer                                                / / Corporate Officer
    Title(s):                                                            Title(s):
             --------------------------                                           --------------------------
/ / Partner -- / / Limited / / General                               / / Partner -- / / Limited / / General
/ / Attorney-in-Fact                                                 / / Attorney-in-Fact
/ / Trustee                                                          / / Trustee
/ / Guardian or Conservator               RIGHT THUMBPRINT           / / Guardian or Conservator               RIGHT THUMBPRINT
/ / Other:                                   OF SIGNER               / / Other:                                   OF SIGNER
          -----------------------------   Top of thumb here                    -----------------------------   Top of thumb here

---------------------------------------                              ---------------------------------------

Signer is Representing:                                              Signer is Representing:

---------------------------------------                              ---------------------------------------

---------------------------------------                              ---------------------------------------

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                       of

                                    IAC, INC.


         We the undersigned President and Secretary of IAC, Inc. do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 20th day of October, 1994, adopted a resolution to amend the original articles as follows:

         Article VII is hereby amended to read as follows:

                 The capital stock shall be and remain non-assessable. The total authorized capitalization of the corporation shall be and is the sum of 25,000,000 shares of common stock with a par value of $.001, said stock to carry full voting power and the shares to be issued fully paid at such time as the Board of Directors may designate. The Company is authorized to issue 5,000,000 shares of preferred stock. The Board of Directors may authorize additional issues of preferred stock or convertible preferred stock as it may deem advisable.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,556,250; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



/s/ Michael Wener
_________________________
President



/s/
_________________________
Secretary

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

State of California
         ------------------

County of Marin
          -----------------

On 10/02/95 before me,                  Maria Lenny Pineda
   --------           ----------------------------------------------------------
    Date               Name and Title of Officer (e.g., Jane Doe, Notary Public)

personally appeared     Michael Wener and Kathryn Turnham
                   -------------------------------------------------------------
                                     Name(s) of Signer(s)

[ ] personally known to me - OR - [X] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s)
                                      are subscribed to the within instrument
                                      and acknowledged to me that they executed
      MARIA LENNY PINEDA              the same in their authorized
         COMM. #1025416               capacity(ies), and that their signature(s)
   NOTARY PUBLIC CALIFORNIA           on the instrument the person(s), or the
                                      entity upon behalf of which the person(s)
          MARIN COUNTY                acted, executed the instrument.
My Comm. Expires May 6, 1998

                                      WITNESS my hand and official seal.

                                                Maria Lenny Pineda
                                      ------------------------------------------
                                            Signature of Notary Public

=================================== OPTIONAL ==================================

Though the information below is not required by law, it may prove valueable to persons relying on the document and could prevent fraudulent reattachment of this form to another document.

Description of Attached Document

Title or Type of Document: Certificate of Amendment of Articles of Incorporation
                          ------------------------------------------------------

Document Date:                                         Number of Pages     1
              -----------------------------------------               ----------

Signer(s) Other Than Named Above:            None
                                 -----------------------------------------------

Capacity(ies) Claimed by Signer(s)

Signer's Name:  Michael Wener                                        Signer's Name:  Kathryn Turnham
              -------------------------                                            -------------------------
[x] Individual                                                       [x] Individual
[ ] Corporate Officer                                                [ ] Corporate Officer
    Title(s):__________________________                                  Title(s):__________________________
[ ] Partner -- / / Limited / / General                               [ ] Partner -- [ ] Limited [ ] General
[ ] Attorney-in-Fact                                                 [ ] Attorney-in-Fact
[ ] Trustee                                                          [ ] Trustee
[ ] Guardian or Conservator              RIGHT THUMBPRINT            [ ] Guardian or Conservator               RIGHT THUMBPRINT
[ ] Other:_____________________________      OF SIGNER               [ ] Other:____________________________      OF SIGNER
                                         Top of thumb here                                                     Top of thumb here

          _____________________________                                  __________________________________

Signer is Representing:                                              Signer is Representing:

_______________________________________                              _______________________________________

_______________________________________                              _______________________________________


                           CERTIFICATE OF AMENDMENT OF

                            ARTICLES OF INCORPORATION

                                  OF IAC, INC.

         We, the undersigned President and Assistant Secretary of IAC. Inc., do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 28th day of October, 1998, adopted a resolution to amend the original articles as follows:

         Article I of the original Articles of Incorporation of IAC, Inc., filed October 14, 1994, is deleted in its entirety, and the following substituted in its stead:

         Article I.

         The name of the Corporation shall be Eagle Capital International, Ltd.

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1,997,918: that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


/s/ Douglas Alan Dent                                      /s/ Olga Medina
--------------------------------                           ---------------------
Douglas Alan Dent                                          Olga Medina
President                                                  Assistant Secretary




STATE OF UTAH          )
                       ) ss.
COUNTY OF SALT LAKE    )

         On the 3rd day of November, 1998, before me, the undersigned notary public, personally appeared Douglas Dent and Olga Medina, personally known to me to be the persons whose names are subscribed to this instrument, and acknowledged that they executed the same.



================================================================================
                                 NOTARY PUBLIC
                                GAY LYNN REEVES
                           6911 SOUTH 1300 EAST #396
                               MIDVALE, UT 84047
                       My Commission Expires NOV. 8, 1996
                                 State of Utah
================================================================================


/s/ Gay Lynn Reeves
-----------------------------------
Notary Public for the State of Utah

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                           ARTICLES OF INCORPORATION

                                       OF

                       EAGLE CAPITAL INTERNATIONAL, LTD.

         We, the undersigned President and Secretary of Eagle Capital International, Ltd., a Nevada corporation, do hereby certify that:

         1. The Board of Directors of said corporation, by unanimous written consent dated effective as of January 5, 1999, adopted resolutions to amend
Article VII of the corporation's Articles of Incorporation as currently in effect, so that Article VII, as amended, would read in its entirety as set forth below.

         2. The numbers of shares of the corporation's stock of each class outstanding and entitled to vote on the amendments to the Articles of Incorporation set forth below are: 7,991,672 shares of Common Stock (before giving effect to the reverse split referenced below) and 300,000 shares of Preferred Stock. Such amendments have been consented to and approved by the holders of at least a majority of the outstanding shares of each class of stock outstanding.

         3. Article VII of the Articles of Incorporation of this corporation is hereby amended to read in its entirety as follows:

          VII. The corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares the corporation is authorized to issue is Ninety Million (90,000,000) shares. The number of shares of Common Stock authorized is Seventy Million (70,000,000) shares, with a par value of $0.001 per share. The number of shares of Preferred Stock authorized is Twenty Million (20,000,000) shares, with a par value of $0.001 per share.

               The preferences, limitations and relative rights of each class of shares are as follows:

               A. Terms of Common Stock.
                  ----------------------

                  1. Voting Rights. Except as otherwise expressly provided by law or in this Article VII, each outstanding share of Common Stock shall be entitled to one (1) vote on each matter to be voted on by the shareholders of the corporation. Except as otherwise expressly provided by law or in this Article VII, the Common Stock shall vote together with all other classes and series of shares of the corporation as a single voting group on all actions to be taken by the shareholders of the corporation.

                  2. Liquidation Rights. Subject to any prior or superior rights of liquidation as have been granted to the Series A Preferred Stock (as defined herein) or as may be conferred upon any other shares or series of Preferred Stock, and after payment or provision for payment of the debts and other liabilities of the corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Common Stock then outstanding, together with the holders of Series A Preferred Stock and Series B Preferred Stock then outstanding, shall be entitled to receive all of the assets and funds of the corporation remaining and available for distribution. Such assets and funds as are to be distributed to the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock shall be divided among and paid to the holders thereof on a pro-rata basis, assuming the conversion into Common Stock of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

                  3. Dividends. Dividends may be paid on the outstanding shares of Common Stock when and if declared by the Board of Directors, out of funds legally available therefore, provided, however, that no dividends shall be declared or paid with respect to the Common Stock until the preferential dividends specified for the Series A Preferred Stock or any other shares or series of Preferred Stock have been paid or set apart. The right to dividends on shares of Common Stock shall not be cumulative, and no right shall accrue to the holders of Common Stock by reason of the fact that dividends are not declared with respect to any period.

                  4. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein or in the corporation's Bylaws or in any amendment hereto or thereto shall be vested in the Common Stock.

                  5. Reverse Stock Split. Upon the effective date of the filing of this Certificate of Amendment, each group of four outstanding shares of Common Stock of the corporation (having a par value of $0.001 per share) shall be automatically combined, converted into and reconstituted as one share of Common Stock, having a par value of $0.001 per share. The corporation shall deliver, to each holder of shares of the corporation's Common Stock (as constituted immediately prior to the effectiveness of the reverse stock split referenced above) a certificate or certificates representing the number of whole shares held by such holder after giving effect to the reverse stock split, upon and against surrender to the corporation of the certificates representing the pre-split shares held by such holder, with any fractional share that would be otherwise held by any shareholder (after aggregating all shares held by such holder) being rounded up to a full share.

               B. Authority of Board of Directors to Establish Terms of
                  Preferred Stock
                  -----------------------------------------------------

               The Board of Directors, without shareholder action (except for any vote of the holders of Series A Preferred required by the Nevada Revised Statutes), may take action in accordance with and subject to requirements and provisions of Sections 78.1955 and 78.196, and other relevant provisions, of the Nevada Revised Statutes, these Articles of Incorporation, and any applicable Certificate of Designation, to do any of the following:

                  1. create one or more series of Preferred Stock, prescribe a distinguishing designation for each series of Preferred Stock so established, fix the number of shares of each such series (within the total number of authorized shares of Preferred Stock available for designation as a part of such series), and designate and determine the voting powers, preferences, limitations, restrictions and relative rights of each such series of Preferred Stock;

                  2. if no shares of a series of Preferred Stock established by resolution of the Board of Directors have been issued, then the designation of such series of Preferred Stock, the number of shares constituting such series and the voting powers, preferences, limitations, restrictions and relative rights of such series of Preferred Stock may be amended by the Board; and

                  3. after shares of a series of Preferred Stock established by resolution of the Board of Directors have been issued, then the Board may amend the designation of such series, the number of shares constituting such series, or the voting powers, preferences, limitations, restrictions and relative rights of such series of Preferred Stock only if such amendment is approved as provided in Section 78.195 of Nevada Revised Statutes.

               C. Terms of Series A Convertible Preferred Stock.
                  ---------------------------------------------

                  1. Designation and Number of Shares. Ten Million (10,000,000)
               of the authorized shares of Preferred Stock are designated as "Series A Preferred Stock."

                  2. Voting. Except as may be otherwise provided in these terms of the Series A Preferred Stock or by law, the Series A Preferred Stock shall vote together with all other classes and series of shares of the corporation as a single voting group on all actions to be taken by the shareholders of the corporation. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock into which such share of Series A Preferred Stock is then convertible.

                  3. Dividends. The holders of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, when and as declared by the Board of Directors, prior and in preference to any declaration or payment of any dividend on the Common Stock of the corporation or any other series of Preferred Stock of the corporation, cumulative dividends in an aggregate annual amount equal to twenty percent (20%) of the corporation's after-tax earnings, if any, for each fiscal year (commencing with the year ending December 31, 1999), as determined by the corporation's independent accountants, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (with such amount allocated among all holders of Series A Preferred Stock on a pro rata basis in accordance with the number of shares of Series A Preferred Stock held). Dividends in the amount indicated shall accrue whether or not paid by the corporation. No dividends shall be declared or paid with respect to the Company's Common Stock until all dividends which have accrued to the holders of Series A Preferred Stock have been declared and paid.

                  4. Liquidation. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to a preferential liquidation payment, before any distribution or payment is made to the holders of Common Stock or Series B Preferred Stock, in an amount equal to any dividends accrued but unpaid with respect to the Series A Preferred Stock (whether or not declared), computed to the date payment thereof is made available. If upon such liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series A Preferred Stock shall be insufficient to permit payment to the holders of Series A Preferred Stock of the amount distributable as aforesaid, then the entire assets of the corporation legally available for distribution shall be distributed ratably (on a per share basis) among the holders of Series A Preferred Stock.

               Upon any such liquidation, dissolution or winding up of the corporation, after the holders of Series A Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled as referenced above, the remaining net assets of the corporation shall be distributed ratably (on a per share common equivalent basis; i.e., assuming the conversion into Common Stock of all shares of Series A Preferred Stock and Series B Preferred Stock) among the holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock.

                  5. Conversion. The holders of shares of Series A Preferred
               Stock shall have the following conversion rights:

                     a. Right to Convert. Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series A Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock into two and one-half shares of the Company's fully paid and nonassessable Common Stock (after giving effect to the reverse stock split referenced in paragraph A(5) above), or such other number of shares of Common Stock as is determined pursuant to the terms of this Article VII (the "Series A Preferred Stock Conversion Rate").

               The Series A Preferred Stock Conversion Rate will be subject to adjustment from time to time in the event of stock splits, stock dividends, combinations, recapitalizations and the like, as set forth below. The rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the corporation at its principal office (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                     b. Issuance of Certificates; Time Conversion Effected.
               Promptly after the receipt of the written notice referred to in subparagraph 5(a) and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock as set forth herein shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                     c. Automatic Conversion. All outstanding shares of Series A
               Preferred Stock shall be immediately and automatically converted into shares of Common Stock at the then effective Conversion Rate when shares of Series A Preferred Stock representing at least eighty percent (80%) of the total number of shares of Series A Preferred Stock issued by the corporation have been surrendered for conversion.

               D. Terms of Series B Convertible Preferred Stock.
                  ----------------------------------------------

                  1. Designation and Number of Shares. One Million (1,000,000)
               of the authorized shares of Preferred Stock are designated as "Series B Preferred Stock."

                  2. Voting. Except as may be otherwise provided in these terms of the Series B Preferred Stock or by law, the Series B Preferred Stock shall vote together with all other classes and series of shares of the corporation as a single voting group on all actions to be taken by the shareholders of the corporation. Each share of Series B Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock into which such share of Series B Preferred Stock is then convertible.


                  3. Dividends. Dividends may be paid on the outstanding shares of Series B Preferred Stock when and if declared by the Board of Directors, out of funds legally available therefore, provided, however, that no dividends shall be declared or paid with respect to the Series B Preferred Stock until the preferential dividends specified for the Series A Preferred Stock or any other shares or series of Preferred Stock having preferential dividend rights have been paid or set apart. The right to dividends on shares of Series B Preferred Stock shall not be cumulative, and no right shall accrue to the holders of Series B Preferred Stock by reason of the fact that dividends are not declared with respect to any period.

                  4. Liquidation. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the payment to the holders of Series A Preferred Stock of the full preferential amount to which they are entitled as set forth above, the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive all remaining assets of the corporation on a pro-rata basis, with each share of Series A Preferred Stock and Series B Preferred Stock being treated as if converted into shares of Common Stock, at the Conversion Rates provided for herein.

                  5. Conversion.

                     a. Right to Convert. Subject to the terms and conditions of this Article VII, each holder of any share or shares of Series B Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Preferred Stock into ten shares of the Company's fully paid and nonassessable Common Stock, or such other number of shares of Common Stock as is determined pursuant to the terms of this Article VII (the "Series B Preferred Stock Conversion Rate"). The Series B Preferred Stock Conversion Rate will be subject to adjustment from time to time in the event of stock splits, stock dividends, combinations, recapitalizations and the like, as set forth below. The rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the corporation at its principal office (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                     b. Issuance of Certificates; Time Conversion Effected.
               Promptly after the receipt of a written notice referred to in subparagraph 5(a) above, and surrender of the certificate or certificates for the share or shares of Series B Preferred Stock to be converted, the corporation shall issue and deliver, or cause to be issued and delivered, to the holder, a certificate or certificates representing the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which such written notice shall have been received by the corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such shares of Series B Preferred Stock as set forth herein shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                     c. Automatic Conversion. All outstanding shares of Series B
               Preferred Stock shall be immediately and automatically converted into shares of Common Stock at the then effective Conversion Rate when shares of Series B Preferred Stock representing at least ninety percent (90%) of the total number of shares of Series B Preferred Stock issued by the corporation have been surrendered for conversion.


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


               E. Terms Common to Each Series of Preferred Stock
                  ----------------------------------------------

                  1. Restrictions on Distributions; Deemed Dissolutions.
               Distributions will be made to shareholders in accordance with the provisions of this paragraph only after the corporation has discharged any prior obligations arising under Nevada law. The consolidation or merger of the corporation into or with any other entity or entities which results in the exchange of outstanding shares of the corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof, and the sale or transfer by the corporation of all or substantially all of its assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of the provisions of this Article VII, unless immediately after giving effect to such transaction the shareholders of this corporation immediately prior to such transaction own a majority of the outstanding shares of the surviving or requiring entity.

                  2. Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of any series of Preferred Stock into Common Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of any series of Preferred Stock by the holder thereof shall be aggregated for the purposes of determining whether the conversion would result in the issuance of any fractional share. At the time of each conversion, the corporation shall pay in cash an amount equal to all dividends accrued and unpaid (whether or not declared) on the shares of each series of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided above. In case the number of shares of any series of Preferred Stock represented by a certificate or certificates surrendered pursuant to this Article VII exceeds the number of shares converted, the corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the corporation, a new certificate or certificates for the number of shares of such series of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph 2, be delivered upon such conversion, the corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the share of Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the corporation.

                  3. Adjustment to Conversion Rate on Subdivision or
               Combination of Common Stock. In case the corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, without making a corresponding subdivision of the outstanding shares of any series of Preferred Stock, then the applicable Conversion Rate in effect immediately prior to such subdivision shall be proportionately increased. Conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares without a corresponding adjustment to the number of outstanding shares of any series Preferred Stock, then the applicable Conversion Rate in effect immediately prior to such combination shall be proportionately reduced.

                  4. Adjustment on Reorganization or Reclassification. If any
               capital reorganization or reclassification of the capital stock of the corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of each series of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of such shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                  5. Notice of Adjustment. Upon any adjustment of the Conversion
               Rate, then and in each such case the corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of such series of Preferred Stock at the address of such holder as shown on the books of the corporation, which notice shall state the applicable Conversion Rate resulting from such adjustment, setting forth in reasonable detail the manner in which such calculation is made.

                  6. Shares to be Reserved. The corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of each series of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of each such series of Preferred Stock. The corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any securities exchange upon which the Common Stock may be listed. The corporation will not take any action which results in any adjustment of the Conversion Rate if the total number of shares of Common Stock issued and issuable after such action upon conversion of any series of Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Articles of Incorporation.

                     h. No Reissuance of Preferred Stock. Shares of any series
               of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued."

               IN WITNESS WHEREOF, this Certificate of Amendment of Articles of Incorporation is hereby executed, effective as of the 5th day of January, 1999.




                                             ___________________________________
                                             Douglas Alan Dent, President






                                             ___________________________________
                                             Olga Medina, Assistant Secretary




STATE OF UTAH          )
                       ) ss.
COUNTY OF SALT LAKE    )


               On the ____ day of January, 1999, before me, the undersigned notary public personally appeared Douglas Alan Dent and Olga Medina, personally known to me to be the persons whose names are subscribed to this instrument, and who acknowledged that they executed the same.




                                             ___________________________________
                                             Notary Public for the State of Utah